Exhibit 10.1.

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT ("Agreement") is made as of October 26, 2007 by and among NEXMED, INC., a Nevada corporation (the "Company"), and TWIN RIVERS ASSOCIATES LLC, a California limited liability company ("Purchaser").

RECITALS

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1 Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings here set forth:

1.1. "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person, where "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

1.2. "Agreements" means this Agreement, the Registration Rights Agreement, the Subsidiary Guaranty, the Mortgage, the Environmental Compliance and Indemnification Agreement, the Note and the Warrant.

1.3. The "Company" shall refer to the Company (as defined in the first paragraph hereof) together with its subsidiaries wherever applicable (including without limitation with respect to all representations of the Company unless the context otherwise requires).

1.4. "Closing" means the consummation of the transactions contemplated by this Agreement, and "Closing Date" means the date of such Closing.

1.5. “Environmental Compliance and Indemnification Agreement” means the agreement executed by the Company and the Operating Subsidiary dated as of October 26, 2007 in the form attached as Exhibit G.

1.6. "Material Adverse Effect" means a material adverse effect on the (i) condition (financial or otherwise), business, assets, or results of operations of the Company; (ii) ability of the Company to perform any of its material obligations under the terms of the Agreements; or (iii) material rights and remedies of a Purchaser under the terms of the Agreements.

1.7. "Mortgage" means collectively, (i) the Mortgage, Security Agreement and Assignment of Leases and Rents relating to the property known as 89 Twin Rivers Drive, East Windsor, New Jersey executed by the Operating Subsidiary in favor of the Purchaser dated as of October 26, 2007, securing the Subsidiary Guaranty of the Note, and (ii) the Mortgage, Security Agreement and Assignment of Leases and Rents relating to the property known as 113 Milford Road, East Windsor, New Jersey executed by the Operating Subsidiary in favor of the Purchaser dated as of October 26, 2007, securing the Subsidiary Guaranty of the Note both in the form annexed hereto as Exhibit E.

1.8. "Note" shall have the meaning set forth in Section 2.1(a).

1.9. "Operating Subsidiary" means NexMed (U.S.A.), Inc., a Delaware corporation which is wholly-owned by the Company.

1.10. "Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

1.11. "Purchase Price" shall have the meaning set forth in Section 2.1(a).

1.12. “Registration Rights Agreement” means the agreement executed by the Company and the Purchaser dated as of October 26, 2007 in the form attached as Exhibit C.

1.13. "SEC" means the U.S. Securities and Exchange Commission.

1.14. "SEC Filings" means the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and all other reports filed by the Company pursuant to the 1934 Act since December 31, 2006.

1.15. "Securities" shall have the meaning set forth in Section 2.1(a).

1.16. "Subsidiary Guaranty" means the Subsidiary Guaranty, in the form attached hereto as Exhibit D, executed by the Operating Subsidiary in favor of the Purchaser, guaranteeing the Company's obligations under the Note.

1.17. "Underlying Shares" means the shares of Common Stock issued or issuable pursuant to the Warrant.

1.18. "Warrant" shall have the meaning set forth in Section 2.1(a).

1.19. "Warrant Shares" shall have the meaning set forth in Section 2.1(a).

1.20. "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.21. "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2              Purchase and Sale of Note and Warrant.

2.1. Purchase and Sale.

(a) The Company has authorized the sale and issuance to the Purchaser of (i) the Note due June 30, 2009, in an aggregate original principal amount of $3,000,000 (the "Note") and (ii) warrants (the "Warrant") to purchase up to 450,000 shares (the "Warrant Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"). The Note, the Warrants and the Warrant Shares are hereinafter called, collectively the "Securities." The aggregate purchase price (the "Purchase Price") for the Securities shall be $3,000,000. The Note and the Warrant shall be in the forms attached hereto, respectively as Exhibits A and B.

(b) Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing (as defined below), and the Company agrees to sell and issue to the Purchaser at the Closing the Securities at the aggregate purchase price equal to the Purchase Price. Each of the Company and the Purchaser shall become a party to this Agreement and shall have the respective rights and obligations hereunder.

3                Closing.

(a) Closing Procedure. The closing of the purchase and sale of the Securities shall take place at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, NY 10022, contemporaneously with the execution and delivery hereof by the Company and Purchaser of the executed definitive documents and cash (which time and place are designated as the "Closing").

(b) At the Closing, the Company shall deliver to the Purchaser the Note and the Warrant against payment of the Purchase Price therefor by wire transfer of immediately available funds to an account designated by the Company.

3.2 Closing Date Deliveries.

(a) On the Closing Date, the Company shall deliver to the Purchaser:

(i) Note in the form attached as Exhibit A;

(ii) Warrant in the form attached as Exhibit B;

(iii) The executed Registration Rights Agreement in the form attached as Exhibit C;

(iv) The executed Subsidiary Guaranty in the form attached as Exhibit D and the executed and acknowledged Mortgage in the form attached as Exhibit E, in each case executed by the Operating Subsidiary;

(v) The executed Environmental Compliance And Indemnification Agreement in a form attached as Exhibit G and executed by the Company and the Operating Subsidiary;

(vi) The opinions of counsel referred to in Section 6.5 below; and

(vii) A certificate of the Secretary of the Company and of the Operating Subsidiary (the "Secretary's Certificates"), in form and substance satisfactory to the Purchaser, certifying as follows:

(A). that attached to the Secretary's Certificate is a true and complete copy of the Articles of Incorporation of the Company and the Operating Subsidiary, as amended, including any and all certificates of designation;

(B).that a true copy of the Bylaws of the Company and the Operating Subsidiary, as amended to the Closing Date, is attached to the Secretary's Certificate;

(C). that attached thereto are true and complete copies of the resolutions of the Board of Directors of the Company and of the Operating Subsidiary authorizing the execution, delivery and performance of this Agreement and the documents, instruments and certificates required to be executed by each in connection herewith and approving the consummation of the transactions in the manner contemplated hereby including, but not limited to, the authorization, execution, issuance, and delivery of this Agreement, the Warrant, the Note, the Mortgage, the Registration Rights Agreement, the Subsidiary Guaranty, and the Environmental Compliance And Indemnification Agreement;

(D).the names and true signatures of the officers of the of the Company and of the Operating Subsidiary signing this Agreement and all other documents to be delivered in connection with this Agreement;

(E). such other matters as required by this Agreement; and

(F). such other matters as the Purchaser may reasonably request.

(b) On the Closing Date, the Purchaser shall deliver to the Company:

(i) The Purchase Price; and

(ii) The executed Registration Rights Agreement.

4                  Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that:

4.1. Organization, Good Standing and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and own its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary unless the failure to so qualify would not be reasonably likely to result in a Material Adverse Effect. All of the Company's subsidiaries are listed by name and jurisdiction on Schedule 4.1 attached hereto. All subsidiaries are wholly-owned by the Company. The Operating Subsidiary is a wholly-owned subsidiary of the Company and owns all the Mortgaged Property (as defined in the Mortgage).

4.2. Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Agreements, (ii) authorization of the performance of all obligations of the Company hereunder and under the Agreements, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

4.3. Valid Issuance of the Warrant Shares. The Warrant Shares have been duly authorized and validly reserved for issuance and upon issuance after payment of the exercise price in accordance with the Warrants, will be validly issued, fully paid and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

4.4. No Material Adverse Change. Since December 31, 2006, except as disclosed and described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and the Company's Form 10-Qs filed with the SEC for the fiscal quarters ending March 31, 2006 and June 30, 2006, or any other reports filed by the Company subsequent to such Form 10-K pursuant to the 1934 Act and filed prior to the date hereof, there has not been:

(i) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(ii) any transaction entered into by the Company other than in the ordinary course of business; or

(iii) any other event or condition of any character that may have a Material Adverse Effect.

4.5. No Conflict, Breach, Violation or Default; Compliance with Law. The execution, delivery and performance of the Agreements by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company's Certificate of Incorporation (including any certificates of designation) or the Company's Bylaws, both as in effect on the date hereof (copies of which have been provided to the Purchaser before the date hereof), or (ii) except where it would not have a Material Adverse Effect, (A) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties, or (B) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject. Except where it would not have a Material Adverse Effect, the Company (i) is not in violation of any statute, rule or regulation applicable to the Company or its assets, (ii) is not in violation of any judgment, order or decree applicable to the Company or its assets, and (iii) is not in breach or violation of any agreement, note or instrument to which it or its assets are a party or are bound or subject. The Company has not received notice from any Person of any claim or investigation that, if adversely determined, would render the preceding sentence untrue or incomplete.

4.6. Tax Returns, Payments and Elections. The Company has no tax liabilities other than tax liabilities that have arisen in the ordinary course of business and which are not past due or delinquent.

4.7. Environmental Condition. The Company is not aware of any adverse environmental condition affecting the Mortgaged Property (as defined in the Mortgage).

4.8. Certificates, Authorities and Permits. The Company possesses all certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.

4.9. Litigation. Except as disclosed in the SEC Filings, there are no pending actions, suits or proceedings against or affecting the Company or any of its properties that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under the Agreements, or which are otherwise material in the context of the sale of the Securities; and to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

4.10. Insurance Coverage. The Company maintains in full force and effect insurance coverage that the Company reasonably believes to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

4.11. Brokers and Finders. Neither the Purchaser nor the Company shall have any liability or responsibility for the payment of any commission or any finder, agent, broker or consultant fee to any third party in connection with or resulting from this Agreement or the transactions contemplated by this Agreement by reason of any agreement of or action taken by the Company, and the Company shall not pay any such commission or fee.

5             Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

5.1. Organization and Existence. The Purchaser is a validly existing limited liability company and has all requisite limited liability company power and authority to invest in the Securities pursuant to this Agreement.

5.2. Conflicts. The execution and performance of the transactions contemplated by this Agreement and the Related Agreements by the Purchaser and the compliance with their respective provisions by the Purchaser will not (a) conflict with or violate the organizational and operational documents of the Purchaser, or (b) require on the part of the Purchaser any filing with, or any permit, authorization, consent or approval of any agency, bureau, commission, court, authority, department, official, political subdivision, tribunal or other instrumentality of any government so as to materially adversely effect on the ability of the Purchaser to complete the transactions contemplated by this Agreement, or (c) result in any violation or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under any mortgage,' indenture, agreement, instrument, judgment, order, writ, decree or contract or an event that would materially adversely effect the ability of the Purchaser to complete the transactions contemplated by this Agreement.

5.3. Authorization. The execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement have been duly authorized and this Agreement and the Registration Rights Agreement will each constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

5.4. Reliance upon Purchaser's Representations. Purchaser understands that the Securities, at the time of issuance, may not be registered under the Securities Act on the ground that the sale provided for in this Agreement, and the issuance of such Securities hereunder, is exempt from registration under the 1933 Act pursuant to Section 4(2) thereof and Regulation D thereunder, and that the Company's reliance on such exemption is predicated on the Purchaser's representations set forth herein.

5.5. Purchase Entirely for Own Account. The Securities to be received by the Purchaser hereunder will be acquired for the Purchaser's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of securities laws, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of securities laws. The Purchaser is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

5.6. Investment Experience; Economic Risk. Purchaser understands that an investment in the Securities involves substantial risks. Purchaser is experienced in evaluating and investing in private placement transactions of securities of similar companies and acknowledges that Purchaser is able to fend for itself. Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the investment in the Securities. Purchaser can bear the economic risk of Purchaser's investment and is able, without impairing Purchaser's financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of Purchaser's investment.

5.7. Disclosure of Information. The Purchaser has had an opportunity to receive documents related to the Company and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities and has received and read the SEC Filings filed by the Company via the SEC's EDGAR system. Neither such inquiries nor any other due diligence investigation conducted by the Purchaser shall modify, amend or affect the Purchaser's right to rely on the Company's representations and warranties contained in this Agreement or made pursuant to this Agreement.

5.8. Accredited Investor. Purchaser is an "accredited investor" as defined in Rule 501 (a) of Regulation D promulgated under the 1933 Act.

5.9. Residence. Purchaser represents and warrants that its principal place of business is in California.

5.10. Restricted Securities. Purchaser understands and agrees that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such federal securities laws and applicable regulations such Securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, Purchaser represents that it is aware of the current provisions of Rule 144 promulgated under the 1933 Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three month period not exceeding specified limitations. The Purchaser understands that the Note, the Warrant and any Warrant Shares or securities issued in respect of or exchange for the Note or Warrant Shares, may bear a legend substantially to the following effect (except that the Warrant Shares shall not bear such legend if a registration statement for such shares has been filed and declared effective for the Warrant Shares prior to their issuance):

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THE REGISTRATION PROVISIONS OF THE SAID ACT AND APPLICABLE STATE SECURITIES LAWS HAVE BEEN COMPLIED WITH OR UNLESS COMPLIANCE WITH SUCH PROVISIONS IS NOT REQUIRED"

The Securities may not be transferred by Purchaser unless either (i) they have been registered under the 1933 Act or (ii) registration is not required under the 1933 Act for the transfer of such Securities.

5.11. No General Solicitation. The Purchaser did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

5.12. Brokers or Finders. The Purchaser has not, and will not, incur, directly or indirectly, as a result of any action taken by Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

6.             Covenants and Agreements of the Company.

6.1. Note. On or prior to the Closing, the Company shall have executed and delivered to Purchaser the Note.

6.2. Warrant. On or prior to the Closing, the Company shall have executed and delivered to Purchaser the Warrant.

6.3. Subsidiary Guaranty. On or prior to the Closing, the Company shall assure that the Operating Subsidiary has executed and delivered to Purchaser the Subsidiary Guaranty.

6.4. Mortgage. On or prior to the Closing, the Company shall assure that the Operating Subsidiary has executed and delivered to Purchaser the Mortgage.

6.5 Environmental Compliance and Indemnification Agreement. On or prior to Closing, the Company shall have executed and delivered the Environmental Compliance and Indemnification Agreement and shall assure that the Operating Subsidiary has executed and delivered the same.

6.6. Registration Rights Agreement. On or prior to Closing, the Company shall have executed and delivered to the Purchaser the Registration Rights Agreement.

6.7. Opinions of Counsel. On or prior to the Closing, the Company shall have delivered to the Purchaser the opinions of legal counsel to the Company substantially in the form attached hereto as Exhibits F(1), F(2), and F(3).

6.8. Registration. The Company will file a registration statement to register the re-sale of the shares of Common Stock underlying all the Warrant Shares on or before November 30, 2007.

7.             Conditions to Closing of Company

7.1. Representations and Warranties. All representations and warranties of Purchaser contained in this Agreement shall be true and correct as of the Closing.

7.2. Payment of Purchase Price. The Company shall have received payment of the Purchase Price from the Purchaser.

8.             Conditions to Closing of Purchaser

8.1. Representations and Warranties. All representations and warranties of Company contained in this Agreement shall be true and correct as of the Closing.

8.2. Property Survey. The Purchaser shall have received a current survey of the Mortgaged Property (as defined in the Mortgage) from the Company, acceptable to and certified to the Purchaser.

8.3. Title Insurance. The Company shall have obtained, paid for and delivered to the Purchaser a commitment for the issuance of title insurance for the Purchaser insuring the Mortgage, subject only to those exceptions reasonably acceptable to the Purchaser.

8.4 Environmental Assessment. The Purchaser shall have obtained a Phase I Environmental assessment of the Mortgaged Property, acceptable to the Purchaser.

8.5 Appraisal. The Purchaser shall have obtained an appraisal of the Mortgaged Property acceptable to the Purchaser.

9.              Survival. All representations and warranties contained in this Agreement shall be deemed to be representations and warranties as of the date hereof and shall survive the execution and delivery of this Agreement and terminate two years from the date of this Agreement except that the representations made in Section 4.6 shall survive for a period equal to the applicable statute of limitations.

10.            Miscellaneous.

10.1. Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the other parties hereto which consent may not be unreasonably withheld or delayed. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.2. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile.

10.3. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.4. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given only by delivery to each party to be notified by (i) personal delivery, (ii) telex or telecopier, provided it is sent with electronic confirmation of complete transmittal, or (iii) an internationally recognized overnight air courier, addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

If to the Company:

NexMed, Inc.
89 Twin Rivers Drive
East Windsor, NJ 08520
Phone: (609) 371-8123
Fax: (609) 426-0340
Attention: Chief Financial Officer

With a copy to:

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York 10022
Phone: (212) 940-6380
Fax: (212) 940-8776
Attention: Robert L. Kohl, Esq.

If to the Purchaser:

Twin Rivers Associates LLC
7 Parkside Way
Greenbrae, CA 94904
Attn: Charles Duck Jr.
  Managing Member

With a copy to:

Oxman Tulis Kirkpatrick Whyatt & Geiger LLP
120 Bloomingdale Road
White Plains, New York 10605
Phone: (914) 422-3900
Fax: (914) 422-3636
Attention: Thomas M. Geiger, Esq.

Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, if delivered personally, (ii) if sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) two (2) Business Days following deposit with an internationally recognized overnight courier service.

10.5. Expenses.

(a) The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall reimburse the Purchaser up to $10,000 for legal expenses, up to $10,000 for the cost of a Phase I Environmental Assessment, and the cost of an appraisal of the Mortgaged Property (as defined in the Mortgage) incurred in connection herewith, and the Company will reimburse the Purchaser for the cost of a Phase II Environmental Assessment of the Mortgaged Property if the Phase I Environmental Assessment of the Mortgaged Property recommends that a Phase II Environmental Assessment be (and is) performed, all of which shall be paid upon Closing. Purchaser shall present invoices to the Company in support of actual expenses paid.

10.6. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) upon prior written consent by both parties, provided, however, that any such amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

10.7. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

10.8. Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, and the Registration Rights Agreement, the Note, the Warrant, the Subsidiary Guaranty, the Mortgage and other documents contemplated hereby constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

10.9. Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

10.10. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey without regard to principles of conflicts of laws.

10.11. Jurisdiction. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its address set forth in this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. The Company and the Purchaser hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement or the other Agreements.

10.12. Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties to this Agreement, and an executed copy of this Agreement may be delivered by one or more parties to this Agreement by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party to this Agreement, all parties to this Agreement agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction of this Agreement.

10.13. No Jury Trial. The Company and the Purchaser, knowingly and voluntarily waive any and all rights they may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Purchase Agreement and for any counterclaim therein.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE COMPANY:	NEXMED, INC.

	By:	/s/ Mark Westgate
Mark Westgate
Vice President and Chief Financial Officer

THE PURCHASER:	TWIN RIVERS ASSOCIATES LLC

	By:	/s/ Charles Duck Jr.
Charles Duck Jr.
Managing Member